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                                                               Exhibit No. 99.B1


                      DFA INVESTMENT DIMENSIONS GROUP INC.

                              ARTICLES OF AMENDMENT


THIS IS TO CERTIFY THAT:

     FIRST: The charter of DFA Investment Dimensions Group Inc., a Maryland corporation (the Corporation"), is hereby amended by changing the name of "The DFA/AEW Real Estate Securities Portfolio Shares" class of the common stock of the Corporation to "DFA Real Estate Securities Portfolio Shares" and by deleting from the charter of the Corporation the name "The DFA/AEW Real Estate Securities Portfolio Shares" and inserting in lieu thereof the name "DFA Real Estate Securities Portfolio Shares."

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly approved by a majority of the entire Board of Directors of the Corporation as required by law and is limited to a change expressly permitted by
Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

     FOURTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 20th day of December, 1996.

ATTEST:                                      DFA INVESTMENT DIMENSIONS
                                             GROUP INC.


                                             By:
------------------------------------            --------------------------------
Irene R. Diamant, Secretary                            David G. Booth, President